KATHLEEN P. BLOCH APPOINTED AS CHIEF FINANCIAL OFFICER OF CYTOSORBENTS

MONMOUTH JUNCTION, NEW JERSEY (May 13, 2013) – CytoSorbents Corporation (OTCBB: CTSO), a critical care focused therapeutic device company using blood purification to treat life-threatening illnesses, today announced the appointment of Kathleen P. Bloch, MBA, CPA, as its Chief Financial Officer, effective May 29, 2013.

Ms. Bloch has more than 20 years of executive financial experience in both public and private companies. Most recently, she was Chief Financial Officer of Laureate Biopharmaceutical Services, Inc., a leader in biopharmaceutical contract development and manufacturing. Previously, Ms. Bloch was Chief Operating Officer and CFO of PC Group, Inc., a $70 million in revenue, NASDAQ-listed, publicly traded company with a diverse group of holdings, including several medical device subsidiaries. Prior to that, Ms. Bloch was CFO of Silver Line Building Products Corporation for seven years, helping it grow from $100 million in sales, into the world’s largest manufacturer of vinyl windows with more than $750 million in revenue, employing over 7,000 people nationwide in 35 states with nine manufacturing facilities. In 2006, she oversaw the acquisition of Silver Line by Andersen Corporation, a leading international manufacturer of windows. Previously, Ms. Bloch was CFO of ERD Waste Corporation, a NASDAQ-listed, publicly-traded environmental services provider, operating in 16 states with more than $60 million in sales. She began her career at Peat Marwick International, which became KPMG LLP, one of the big four accounting firms. Ms. Bloch holds a Master of Business Administration degree and a Bachelor of Science Accounting degree from LaSalle University, and is a Certified Public Accountant.

Ms. Bloch commented, “I am delighted to be joining CytoSorbents at this critical juncture as it accelerates commercialization of CytoSorb®. I will add my financial leadership and management expertise as part of this excellent team and begin to contribute to the international growth initiatives that are underway, help drive a rapid growth strategy, and create significant shareholder value.”

“Kathy has a proven track record of driving growth at successful companies,” stated Al Kraus, CytoSorbents’ Chairman of the Board. “In addition, she now rounds out our already strong expanded management team, bringing valuable experience in corporate finance, operations, governance, and compliance to the Company. She will undoubtedly make some outstanding contributions to the Company, and we are pleased to have her on board.”

Dr. Phillip Chan, Chief Executive Officer of CytoSorbents, remarked, “We are very excited to welcome Kathy as CFO. Throughout her career, she has impressively managed and helped finance a variety of rapid growth companies, some extremely complex, and has developed an outstanding background in manufacturing. This is an excellent match for our current and future needs. In addition, her personality, energy and enthusiasm, coupled with her extensive experience, business acumen and skills, is an excellent fit for our management team, and will contribute to the success of our long-term strategic plan.”

Dr. Chan added, “The Company and the Board of Directors also extends its sincere appreciation to Mr. Ronald Berger for his excellent performance and dedication as Interim CFO for the past several months.”

About CytoSorbents Corporation

CytoSorbents Corporation is a critical care focused therapeutic device company using blood purification to control a poorly-regulated immune system and fight multi-organ failure in life-threatening illnesses. Its purification technology is based on biocompatible, highly porous polymer beads that can actively remove toxic substances from blood and other bodily fluids by pore capture and adsorption. CytoSorb®, the Company’s flagship product, is approved in the European Union as a safe and effective extracorporeal cytokine filter, designed to reduce the “cytokine storm” that could otherwise cause massive inflammation, organ failure and death in common critical illnesses such as sepsis, burn injury, trauma, lung injury, and pancreatitis. These are conditions where the mortality is extremely high, yet no effective treatments exist. Additional information is available for download on the Company's website:  http://www.cytosorbents.com

Forward-Looking Statements

This press release includes forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. Forward-looking statements in this press release are not promises or guarantees and are subject to risks and uncertainties that could cause our actual results to differ materially from those anticipated. These statements are based on management's current expectations and assumptions and are naturally subject to uncertainty and changes in circumstances. We caution you not to place undue reliance upon any such forward-looking statements. Actual results may differ materially from those expressed or implied by the statements herein. Risk factors are detailed in the Company's Form 10-K filed with the SEC on April 3, 2013, which is available at http://www.sec.gov.

Company Contact:
CytoSorbents Corporation
Dr. Phillip Chan
Chief Executive Officer
(732) 329-8885 ext. *823
pchan@cytosorbents.com

Investor Contact:
Alliance Advisors, LLC
Alan Sheinwald
(914) 669-0222
asheinwald@allianceadvisors.net

Valter Pinto
(914) 669-0222 x201
valter@allianceadvisors.net

Media Contact:
JQA Partners
Jules Abraham
(917) 885-7378
jabraham@jqapartners.com